Exhibit 12 (b)
EX-99.906CERT
RULE 30a-2(b) CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Seligman TargetHorizon ETF Portfolios, Inc. (the “Registrant”), do hereby certify, to such officer’s knowledge, that:

(1)
The semi-annual report on Form N-CSR of the Registrant for the period October 3, 2005 (commencement of operations) to March 31, 2006 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: June 7, 2006

/S/ BRIAN T. ZINO_____________
  Brian T. Zino
  Chief Executive Officer

/S/ LAWRENCE P. VOGEL_______
  Lawrence P. Vogel
  Chief Financial Officer